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                                                               EXHIBIT NO. 10(l)



                          REAL ESTATE PURCHASE CONTRACT

                      INDUSTRIAL - INVESTMENT - COMMERCIAL

                    ADOPTED BY THE COLUMBUS BOARD OF REALTORS

     3% Co-Op                                                        FEB 19 1999

1. PROPERTY DESCRIPTION: the undersigned Buyer offers to purchase from the Seller through Broker(s), the following described real estate including, without limitation, all improvements, fixtures, appurtenant rights privileges, and easements located in the County of FRANKLIN, and the State of Ohio known as:

     2155 DUBLIN ROAD. A 19,200 SQUARE FOOT WAREHOUSE SITUATED ON PARCEL 560-154711.

2. PRICE AND TERMS: The purchase price is FIVE HUNDRED EIGHTY FIVE THOUSAND DOLLARS & NO/OO

     Dollars ($585,000) payable as follows: BY WIRE TRANSFER, CASHIERS CHECK, OR CERTIFIED CHECK AT CLOSING.

3.   CONTINGENCIES:
          (a) Environmental Inspection: (This paragraph 3 (a) not applicable in number of days not inserted.) Within __30_____days after the acceptance hereof, Seller agrees to permit the Buyer, Buyers' lender and the qualified, professional environmental consultant of either of them to enter the premises to conduct, at the expense of the Buyer, an environmental site assessment. Buyer agrees to indemnify and hold Seller harmless from any injury or damage caused by such inspection. If such assessment is obtained and the consultant recommends further inspection to determine the extent of suspected contamination or recommends remedial action, the Buyer, at Buyer's option, may notify the Seller in writing, within the above specified period, that the contract is null and void. SELLER AGREES TO FURNISH BUYER WITH COPY OF PREVIOUS ENVIRONMENTAL STUDY.
          (b) Property Inspection: (This paragraph 3 (b) not applicable if number of days not inserted.) Buyer, at Buyer's expense, shall have 14 days after the acceptance hereof to have the property and all improvements, fixtures and equipment inspected. Seller shall cooperate in making the property reasonably available for such inspection(s). Buyer agrees to indemnify and hold Seller harmless from any injury or damage caused by such inspection(s). If Buyer is not, in good faith, satisfied with the condition of the property as disclosed by such inspection(s), Buyer may terminate this contract by delivering written notice of such termination to Seller, along with a written copy of such inspection report(s), within the time period specified above, such notice and report(s) shall specify the unsatisfactory conditions. Failure of Buyer to so deliver written notice and copy of inspection report(s) within such time period shall constitute a waiver of Buyer's right to terminate pursuant to this provision.

          (c) Other Contingencies: SELLER TO SIGN AN AFFIDAVIT THAT ALL RELEVANT INFORMATION TO THE SUBJECT PROPERLY HAS BEEN DISCLOSED TO INCLUDE BUT NOT LIMITED TO ENVIRONMENTAL HAZARDOUS USE, REPORTS AND MECHANICALS, ROOF, ZONING, ETC.

4. POSSESSION: Possession shall be given, subject to tenants' rights as tenants, upon closing.

5. RENTALS AND OTHER PRORATIONS AND SECURITY DEPOSITS: Rents and operating expenses shall be prorated and security deposits shall be transferred to Buyer, as of the date of closing.

6. FIXTURES AND EQUIPMENT: The consideration shall include all fixtures owned by Seller including, but not limited to: built-in appliances; heating, ventilating, air conditioning (HVAC) and humidifying equipment and their control apparatus; stationary tubs; pumps; water softening equipment; roof antennae; attached wall-to-wall carpeting and attached floor coverings, curtain rods and window coverings including draperies and curtains; attached mirrors; light, bathroom and lavatory fixtures; storm and screen doors and windows, awnings, blinds and window air conditioners, whether now in or on the premises or in storage; garage door openers and controls; attached fireplace equipment; security systems and controls; smoke alarms; satellite TV reception system and components; all exterior plants and trees; and the following: (None if left blank) ____________________________

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7.   DAMAGE OR DESTRUCTION OF PROPERTY: Risk of physical loss to the real estate and improvements shall be borne by Seller until closing, provided that if any property covered by this contract shall be substantially damaged or destroyed before this transaction is closed, Buyer may (a) proceed with the transaction and be entitled to all insurance money, if any, payable to Seller under all policies covering the property, or (b) rescind the

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     contract and thereby release all parties from liability hereunder by giving written notice to Seller and Broker within ten (10) days after Buyer has written notice of such damage or destruction. Failure by Buyer to so notify Seller and Broker shall constitute an election to proceed with the transaction.

8. CONDITION OF IMPROVEMENTS: Seller agrees that upon delivery of deed, the improvements constituting part of the real estate shall be in the same condition as they are on the date of this offer, reasonable wear and tear expected.

9. EVIDENCE OF TITLE: Seller shall furnish and pay for an owner's title insurance commitment and policy [ALTA Form B (1992 REV. 10-17-92)] in the amount of the purchase price. The title evidence shall be certified to within thirty (30) days prior to closing with endorsement not before 8:00
     a. m. on the business day prior to the date of closing, all in accordance with the standards of the Columbus Bar Association, and shall show in Seller marketable title in fee simple free and clear of all liens and encumbrances except: (a) those created by or assumed by Buyer; (b) those specifically set forth in this contract; (c) zoning ordinances; (d) legal highway and (e) covenants, restrictions, conditions and easements of record that do not unreasonably interfere with present lawful use, (or Buyer's intended use which is LIGHT MANUFACTURING). Buyer shall pay any additional costs incurred in connection with mortgage title insurance issued for the protection of Buyer's lender. If Buyer desires a survey, Buyer shall pay the cost thereof. If title to all or part of real estate is unmarketable, as determined by Ohio law with reference to the Ohio State Bar Association's Standards of Title Examination, or is subject to liens, encumbrances, easements, conditions, restrictions or encroachments other than those excepted in this contract, Seller shall, within thirty (30) days after a written notice thereof, remedy or remove any such defect, lien, encumbrance, easement, condition, restriction or encroachment or obtain title insurance without exception thereof. In the event Seller is unable to remedy to insure against the defect within the thirty (30) day period, the Buyer may declare this contract null and void. At closing, Seller shall sign an affidavit with respect to off-record title matters in accordance with the community custom.

10. CONVEYANCE AND CLOSING: At closing, Seller shall pay transfer taxes and deed preparation and shall convey, at closing, marketable title (as described in paragraph 9) to the real estate by deed of general warranty (or appropriate fiduciary deed if seller is a fiduciary) in fee simple, with release of dower, if any. The date of closing shall be: 30 DAYS AFTER THE REMOVAL OF ALL CONTINGENCIES.

11. TAXES AND ASSESSMENTS: At closing, Seller shall pay or credit on purchase price all delinquent taxes, including penalty and interest, all assessments that are a lien on the date of contract and all agricultural use tax recoupments for years prior to the year of closing. At closing, Seller shall also pay or credit on purchase price all other unpaid real estate taxes that are a lien for years prior to closing and a portion of such taxes and agricultural use tax recoupments for year of closing, prorated through date of closing and based on a 365-day year and, if undetermined, on most recent available tax rate and valuation, giving effect to applicable exemptions, recently voted millage, change in valuation, etc., whether or not certified. With regard to further assessments, Seller warrants that, as of the acceptance hereof, no improvements or services to the site or area have been installed or furnished that would result in the costs being assessed against the real estate, and no written notification has been received by Seller from public authority or owner's association of future improvements that would result in costs being assessed against the real estate. Real estate taxes and assessments are subject to retroactive change by governmental authority. The real estate taxes for the property for the current tax year may change as a result of the transfer or as a result of a change in the tax rate.

12. BUYER'S EXAMINATION: BUYER IS RELYING SOLELY UPON HIS OWN EXAMINATION OF THE REAL ESTATE AND INSPECTIONS HEREIN REQUIRED, IF ANY, FOR ITS PHYSICAL CONDITION, CHARACTER, AND SUITABILITY FOR BUYER'S INTENDED USE AND IS NOT RELYING UPON ANY REPRESENTATIONS BY THE BROKER(S), EXCEPT FOR THOSE MADE BY BROKER(S) DIRECTLY TO THE BUYER IN WRITING.

13. INDEMNITY: Seller agrees to defend, indemnify and hold harmless Broker(s), and their agents and employees for any cost or liability that may be incurred by or imposed on Broker(s) for any breach by Seller of any representation of warranty or for any misrepresentation or concealment of fact by Seller in connection with the property.

14. ENVIRONMENTAL DISCLAIMER BY BROKER: Buyer and Seller acknowledge that Broker(s) have made no independent investigation to determine whether hazardous materials exist in, on or about the property. Buyer and Seller understand that any such determination requires the expertise of a specialist in hazardous materials, the retaining of which is the responsibility of Buyer and/or Seller and not that of the Broker.

 15. DEPOSIT: Buyer has deposited with the Broker the sum receipted for below, which shall be returned to Buyer, upon Buyer's request, if no contract shall have been entered into. Upon acceptance of this contact by both parties, Broker shall deposit such amount in its non-interest-bearing trust account to be disbursed, subject to collection by Broker's depository, as follows: (a) deposit shall be applied on purchase price or returned to Buyer when transaction is closed; (b) if Seller fails or refuses to perform, or any contingency is not satisfied or waived, the deposit shall be returned; (c) if Buyer fails or refuses to perform, this deposit shall be paid to Seller. If the parties are unable to agree upon the disposition of the deposit, then upon the request of either Buyer or Seller for the return or payment of the deposit, the Broker holding the deposit shall give written notice to the other party of such request, and shall advise the other party that such deposit shall be returned or paid in accordance with such request unless the other party delivers written objection thereto within 20 days after receipt of such notice.


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     If the Broker does not receive any written objection within such 20-day period, then the Broker shall return or pay such deposit in accordance with such request. If the other party objects in writing within such 20-day period, Broker shall retain the deposit until (i) Buyer and Seller have settled the dispute; (ii) disposition has been ordered by a final court order; or (iii) Broker deposits said amount with a court pursuant to applicable court procedures. The return or payment of such deposit shall not in any way prejudice the rights of Seller, Buyer or Broker(s) in any action for damages or specific performance.

16. MISCELLANEOUS: This contract constitutes the entire agreement and no oral or implied agreement exists. Any amendments to this contract shall be in writing, signed by Buyer(s) and Seller(s) and copies provided to them. This contract shall be binding upon the parties, their heirs, administrators, executors, successors and assigns. If this contract involves seller financing, it may not be assigned. Time is of the essence of all provisions of this contract. All provisions of this contract shall survive the closing. In compliance with fair housing laws, no party shall in any manner discriminate against any Buyer or Buyers because of race, color, religion, sex, familial status, handicap or national origin. Paragraph captions are for identification only and are not part of this contract.

17. EXPIRATION AND ACCEPTANCE: This offer shall remain open for acceptance until 6:00 p.m. Columbus, Ohio time on SAT. FEB. 20TH, 1999, and a signed copy shall be returned to all parties upon acceptance.


     BROKER'S FEE: Seller shall pay a brokerage fee of ____3%_____ of the purchase price in connection with this transaction, payable at closing.


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COUNTER OFFER TO THE CONTRACT ON 2155 DUBLIN ROAD DATED FEBRUARY 19, 1999.



THE SELLERS ACCEPT WITH THE FOLLOWING CHANGE:

1)      The purchase price is to be $610,000 (Six Hundred Ten Thousand Dollars).

This offer shall remain open for acceptance until 6:00 P.M. Wednesday, February 24, 1999.

ALL OTHER TERMS AND CONDITIONS TO REMAIN THE SAME.


/s/ Dan Fronk                                                 /s/ Thomas J. Carr, CFO         2/23/99
-----------------------------------------------               ---------------------------------------
Buyer: Dan Fronk, President-Dancor    Date                    Seller: Pinnacle Data Systems, Inc.

                                                              /s/ C. R. Hahn, COO             2/23/99
                                                              ---------------------------------------
                                                              Seller: Pinnacle Data Systems, Inc.

                                                              /s/ John D. Bair, CEO           2/23/99
                                                              ---------------------------------------
                                                              Seller: Pinnacle Data Systems, Inc.

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March 15, 1999 - 4:45 pm

ADJUSTMENT TO THE PURCHASE CONTRACT ON 2155 DUBLIN ROAD.

REMOVAL OF THE INSPECTION CONTINGENCY WITH CONSIDERATION TO BUYER THROUGH CREDIT IN THE PURCHASE PRICE.

Through the inspection process and through the advice of two roofing contractors it is apparent that the roof along with two furnaces need replaced. The Buyer agrees to remove the inspection contingency and proceed to closing per the terms of the contract if the Seller agrees to reduce the purchase price ($45,000.00) from $610,000 to $565,000. Seller has until 5:00 p.m. on Wednesday March 17, 1999 to accept.

/s/ Dan Fronk
-----------------------------------
Buyer


-----------------------------------
Seller

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March 17, 1999

SELLER ADJUSTMENT TO THE PURCHASE CONTRACT ON 21155 DUBLIN ROAD

REMOVAL OF THE INSPECTION CONTINGENCY WITH CONSIDERATION TO BUYER THROUGH CREDIT IN THE PURCHASE PRICE

Seller agrees to reduce the purchase price to $585,000.00 (Five Hundred Eighty Five Thousand Dollars.

Buyer has until 5:00 p.m. Thursday, March 18, 1999 to accept.

ALl Other Terms and Conditions to Remain the Same.
--------------------------------------------------



/s/ Dan Fronk                   3/17/99                       /s/ Thomas J. Carr, CFO         3-17-99
---------------------------------------                       ---------------------------------------
Buyer:                            Date                        Seller:                            Date

                                                              /s/ John D. Bair, CEO           3/17/99
                                                              ---------------------------------------
                                                              Seller:                            Date

                                                              /s/ C. R. Hahn                  3/17/99
                                                              ---------------------------------------
                                                              Seller:                            Date